UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2006

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

205 West Male, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2006, the Board of Directors (the “Board”) of Hiland Partners GP, LLC, the general partner of Hiland Partners, LP, increased the number of directors constituting the Board from seven to nine and appointed John T. McNabb, II and Dr. David Boren to fill the newly created directorships resulting from the increase in the authorized number of directors. Mr. McNabb will serve as chairman of the conflicts committee of the Board (the “Conflicts Committee”) and as a member of the compensation committee of the Board (the “Compensation Committee”), and Dr. Boren will serve as a member of the Conflicts Committee.

In addition, the Board accepted the resignations of Michael L. Greenwood and Edward D. Doherty from the Compensation Committee and the Conflicts Committee, accepted the resignation of Shelby E. Odell from the Conflicts Committee and appointed Harold Hamm as chairman of the Compensation Committee.

Mr. McNabb is the founder of Growth Capital Partners, LP, a merchant banking firm that provides financial advisory services to middle market companies throughout the United States, and has served as the chairman of its board of directors since 1992.  Mr. McNabb has also served as a Principal of Southwest Mezzanine Investments, the investment affiliate of Growth Capital Partners, L.P, since 2001.  From June 1990 to January 1992, he was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and a director of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation.  Mr. McNabb currently serves on the board of directors of Warrior Energy Services, Inc. and Willbros. Group, Inc.  He holds a Bachelor of Arts in History and a Masters of Business Administration from Duke University.

Dr. Boren serves as President of the University of Oklahoma, a position he has held since November of 1994.  Prior to becoming President of the university, he served in the United States Senate representing Oklahoma from 1979 to 1994.  During his service in the Senate he was the longest serving Chairman of the U.S. Select Committee on Intelligence.  From 1975 to 1979 Dr. Boren was Governor of Oklahoma.  Before being elected Governor, he served 8 years in the Oklahoma House of Representatives.  He engaged in the private practice of law from 1969 to 1974.  He also served as a professor of Political Sciences at Oklahoma Baptist University from 1970 to 1974.  In 1986, Dr. Boren founded the Oklahoma Foundation for Excellence, a private foundation which rewards and encourages excellence in public education.  He continues to serve as its Chairman.  He received his BA degree from Yale University in 1963, his Master’s Degree in Economics from Oxford University in 1965 as a Rhodes Scholar and his Juris Doctorate Degree from the University of Oklahoma in 1968.  He previously served as a director of ConocoPhillips Inc. and currently serves as a director of Texas Instruments, AMR Corporation and Torchmark Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Ken Maples
		Name:	Ken Maples
		Title:	Chief Financial Officer, Vice President—Finance, Secretary and Director
August 14, 2006